UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2004

Speedemissions, Inc.
(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	000-49688 (Commission File Number)	33-0961488 (I.R.S. Employer Identification No.)

1139 Senoia Road, Suite B Tyrone, Georgia 30290 (Address of principal executive offices) (zip code)

(770) 306-7667 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On December 2, 2004, Speedemissions, Inc., through its wholly-owned subsidiary (the “Company”) completed the acquisition of all of the mobile testing units (the “Acquired Assets”) of State Inspections of Texas, Inc. (the “Seller”). The Acquired Assets constitute all of the business assets of five (5) mobile testing units in the Atlanta, Georgia area, which the Company intends to continue to operate under the Speedemissions name. After taking into consideration the Acquired Assets, the Company now operates nineteen (19) emissions testing centers in the Atlanta, Georgia and Houston, Texas metropolitan areas, plus seven (7) mobile units in the Atlanta area.

In exchange for the Acquired Assets, the Company paid the purchase price of $36,000 in cash (the “Purchase Price”) to the Seller, payable in thirty six (36) installments of $1,000 each, and agreed to assume a real property lease. The Seller is an unrelated party to the Company and its affiliates, and the Purchase Price was determined by arms-length negotiations. The Purchase Price will be paid by the Company using funds from operations.

Item 2.01. Completion of Acquisition or Disposition of Assets

See the description under Item 1.01 above.

Item 9.01. Financial Statements and Exhibits

No financial statements are required to be filed in connection with the acquisition of the Acquired Assets.

EXHIBITS

Item No.	Description

2.1	Asset Purchase Agreement dated December 2, 2004

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 7, 2004	Speedemissions, Inc.,
a Florida corporation
/s/ Richard A. Parlontieri
By: Richard A. Parlonteiri
Its: President

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